Exhibit 99.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (UK) LLP
40 BANK STREET CANARY WHARF LONDON E14 5DS TEL: (020) 7519-7000 FAX: (020) 7519-7070 www.skadden.com December 15, 2016

AFFILIATE OFFICES

BOSTON

CHICAGO

HOUSTON

LOS ANGELES

NEW YORK

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

MOSCOW

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

TORONTO

Via EDGAR and Hand Delivered

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549-3561

Attn: Patrick Gilmore

Associate Chief Accountant

RE:	IC Power Pte. Ltd.
Registration Statement on Form F-1
File No. 333-206667
CIK No. 0001649678

Dear Mr. Gilmore:

We are writing to you on behalf of IC Power Pte. Ltd. (the “Company”), in connection with the Company’s Registration Statement on Form F-1, File No. 333-206667, filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2015 (the “Form F-1”), as amended by Amendments No. 1, 2, 3 and 4 to the Form F-1, filed with the Commission on November 2, 2015, September 16, 2016, October 28, 2016 and December 15, 2016, respectively (collectively, the “Registration Statement”).

As described in the Registration Statement, the Company is an owner, developer and operator of power generation facilities in Latin America, the Caribbean and Israel, as well as an electricity distribution business in Guatemala. The Company expects to offer its ordinary shares in an initial public offering (the “IPO”) and to list its ordinary shares on the New York Stock Exchange.

Subject to market and other conditions, the Company may request the acceleration of the effectiveness of the Registration Statement in early 2017. As the Company will not prepare audited financial statements for the year ended December 31, 2016 until the end of March 2017, any request to accelerate the Registration Statement in early 2017 would be made on the basis of the Registration Statement containing the financial information described above.

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (UK) LLP, A LIMITED LIABILITY PARTNERSHIP REGISTERED UNDER THE LAWS OF THE

STATE OF DELAWARE, IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY UNDER REFERENCE NUMBER 80014.

A LIST OF THE FIRM’S PARTNERS IS OPEN TO INSPECTION AT THE ABOVE ADDRESS.

Securities and Exchange Commission

December 15, 2016

In light of a potential launch of the IPO in the first quarter of 2017, on behalf of the Company, we hereby respectfully request that the Commission waive the requirement of Item 8.A.4 of Form 20-F (as required pursuant to Item 4.a of Form F-1), which states that, in the case of a company’s initial public offering, the registration statement must contain audited financial statements of a date not older than 12 months from the date of the offering, unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Registration Statement contains the following financial information of the Company and ICP, the Company’s predecessor for accounting reporting purposes, in each case prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board1:

•	the Company’s unaudited condensed consolidated interim statements of income, comprehensive income, changes in equity and cash flows for the nine months ended September 30, 2016 and 2015, and unaudited condensed consolidated interim statements of financial position as of September 30, 2016 and December 31, 2015;

•	the Company’s audited statement of profits or loss, changes in equity and cash flow for the period from May 4, 2015 (its inception) through December 31, 2015 and audited statement of financial position as of December 31, 2015; and

•	ICP’s audited consolidated statements of income, comprehensive income, changes in equity, and cash flows for the years ended December 31, 2015, 2014 and 2013, and audited consolidated statements of financial position as of December 31, 2015 and 2014.

At the time of each filing of the Registration Statement with the Commission, the Registration Statement satisfied the requirements of Item 8.A.4 of Form 20-F (as required pursuant to Item 4.a of Form F-1), in that the last year of audited financial statements (the year ended December 31, 2014 or 2015, as applicable) was not older than 12 months.

[1]	Additionally, in accordance with Staff Accounting Bulletin 80 (recodified with slight modifications in Staff Accounting Bulletin 103), the Registration Statement also contains the unaudited condensed interim financial statements of each of DEORSA, DEOCSA, Guatemel and RECSA (each of which ICP acquired in January 2016) as of and for the nine months ended September 30, 2016 and 2015, and the audited financial statements of each of DEORSA, DEOCSA, Guatemel and RECSA for the years ended December 31, 2015, 2014 and 2013. The unaudited consolidated financial statements of Generandes for the years ended December 31, 2014 and 2013 and the audited consolidated financial statements of Generandes for the years ended December 31, 2013, 2012 and 2011 have also been included in the Registration Statement, in accordance with Rule 3-09 of Regulation S-X.

Securities and Exchange Commission

December 15, 2016

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance from the staff of the Division of the Division of Corporation Finance (the “Staff”) (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section II1.B.c, in which the Staff notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship.”

The Staff elaborated, explaining that:

“The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

3.	Compliance with Item 8.A.4 of Form 20-F (as required by Item 4.a of Form F-1) is impracticable and involves undue hardship for the Company. As described more fully in the Registration Statement, the Company’s structure includes numerous entities located in multiple international locations and the preparation of its financial statements requires consolidation across various levels. Accordingly, it is impractical for, and would cause undue hardship on, the Company to prepare and provide consolidated financial statements for the year ended December 31, 2016 within the timeframe contemplated for the expected filing of an amended Registration Statement and the Company’s request to accelerate the effectiveness of the Registration Statement in early 2017.

Securities and Exchange Commission

December 15, 2016

4.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2016 will be available until the end of March 2017.

5.	In no event will the Company seek effectiveness of the Registration Statement if the Company’s audited financial statements are older than 15 months at the time of the distribution of its ordinary shares.

The Company will file this letter as an exhibit to a future amendment to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F (as required pursuant to Item 4.a of Form F-1).

If you have any questions regarding the above, please contact the undersigned by phone at +44 20 7519 7183 or via e-mail at james.mcdonald@skadden.com.

Very truly yours,

/s/ James A. McDonald

James A. McDonald

cc:	Securities and Exchange Commission, Division of Corporation Finance

Mara L. Ransom

Yolanda Guobadia

Donna Di Silvio

Charlie Guidry

Lilyanna Peyser

IC Power Pte. Ltd.

Javier García-Burgos

Alberto Triulzi

Daniel Urbina

Laurence Charney

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

Scott Simpson, Esq.